Exhibit 99.1

FOR IMMEDIATE RELEASE
Investor / Media Contact: Mel Stephens (248) 447-1624

Investor Contact: Ed Lowenfeld (248) 447-4380

Lear Completes Acquisition of Eagle Ottawa

SOUTHFIELD, Michigan, January 5, 2015 – Lear Corporation [NYSE: LEA], a leading global supplier of automotive seating and electrical distribution systems, today announced the completion of its acquisition of Eagle Ottawa, the world’s leading supplier of premium automotive leather.

The transaction is valued at $850 million on a cash and debt free basis and is forecasted to be approximately 5% accretive to 2015 earnings per share, excluding synergies. Lear plans to announce its 2015 financial outlook, which will include Eagle Ottawa, next week during the North American International Auto Show in Detroit.

“We are very pleased to add Eagle Ottawa’s world-class leather capabilities and welcome its 6,500 talented employees to Lear,” said Matt Simoncini, Lear’s President and CEO. “The acquisition of Eagle Ottawa is consistent with our strategy to invest in our business, accelerate our growth and deliver superior value to shareholders. This acquisition will enhance our global Seating capabilities in the areas of craftsmanship, design options and overall value that we are able to provide to our customers.”

Eagle Ottawa is the world’s largest supplier of premium automotive leather with a rich 150-year history and stable private ownership for nearly 50 years. The company has an experienced management team, modern facilities, a low-cost footprint, diversified customers and a reputation for superior quality, product innovation and craftsmanship. Eagle Ottawa will complement Lear’s leading position in luxury and performance automotive seating.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts” and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All such forward-looking statements contained or incorporated in this press release or in any other public statements which address operating performance, events or developments that the Company expects or anticipates may occur in the future, including, without limitation, statements related to business opportunities, awarded sales contracts, sales backlog and ongoing commercial arrangements, or statements expressing views about future operating results, are forward-looking statements. Actual results may differ materially from any or all forward-looking statements made by the Company. Important factors, risks and uncertainties that may cause actual results to differ materially from anticipated results include, but are not limited to, general economic conditions in the markets in which the Company operates, including changes in interest rates or currency exchange rates; the financial condition and restructuring actions of the Company’s customers and suppliers; changes in actual industry vehicle production levels from the Company’s current estimates; fluctuations in the production of vehicles or the loss of business with respect to, or the lack of commercial success of, a vehicle model for which the Company is a significant supplier; disruptions in the relationships with the Company’s suppliers; labor disputes involving the Company or its significant customers or suppliers or that otherwise affect the Company; the outcome of customer negotiations and the impact of customer-imposed price reductions; the impact and timing of program launch costs and the Company’s management of new program launches; the costs, timing and success of restructuring actions; increases in the Company’s warranty, product liability or recall costs; risks associated with conducting business in foreign countries; the impact of regulations on the Company’s foreign operations; the operational and financial success of the Company’s joint ventures; competitive conditions impacting the Company and its key customers and suppliers; disruptions to the Company’s information technology systems, including those related to cybersecurity; the cost and availability of raw materials, energy, commodities and product components and the Company’s ability to mitigate such costs; the outcome of legal or regulatory proceedings to which the Company is or may become a party; the impact of pending legislation and regulations or changes in existing federal, state, local or foreign laws or regulations; unanticipated changes in cash flow, including the Company’s ability to align its vendor payment terms with those of its customers; limitations imposed by the Company’s existing indebtedness and the Company’s ability to access capital markets on commercially reasonable terms; impairment charges initiated by adverse industry or market developments; the Company’s ability to execute its strategic objectives; changes in discount rates and the actual return on pension assets; costs associated with compliance with environmental laws and regulations; the impact of new regulations related to conflict minerals; developments or assertions by or against the Company relating to intellectual property rights; the Company’s ability to utilize its net operating loss, capital loss and tax credit carryforwards; global sovereign fiscal matters and creditworthiness, including potential defaults and the related impacts on economic activity, including the possible effects on credit markets, currency values, monetary unions, international treaties and fiscal policies; and other risks described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, its Quarterly Report on Form 10-Q for the quarter ended June 28, 2014 and its other Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, commodity prices and the Company’s success in implementing its operating strategy.

The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

About Lear

Lear Corporation (NYSE: LEA) is one of the world’s leading suppliers of automotive seating and electrical distribution systems. Lear serves every major automaker in the world, and Lear content can be found on more than 300 vehicle nameplates. The Company’s world-class products are designed, engineered and manufactured by a diverse team of approximately 125,000 employees located in 36 countries. Lear had sales of $16.2 billion in 2013 and currently ranks #177 on the Fortune 500. Lear’s headquarters are in Southfield, Michigan. Further information about Lear is available at www.lear.com.

About Eagle Ottawa

Eagle Ottawa is the world’s leading provider of premium automotive leather products to automakers for the global automotive industry. Eagle Ottawa employs approximately 6,500 people and has 19 facilities in 12 countries. Eagle Ottawa’s headquarters are in Auburn Hills, Michigan. Further information about Eagle Ottawa is available on the Internet at www.eagleottawa.com.

# # # # #

3